Putnam Massachusetts Tax Exempt Income Fund, May 31, 2006, annual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2006, Putnam Management has
assumed $2,140 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	10,312
		Class B	1,956
		Class C	86

72DD2	Class M	175


73A1		Class A	0.3681
		Class B	0.3064
		Class C	0.2925

74A2		Class M	0.3400


74U1		Class A	27,561
		Class B	5,571
		Class C	390

74U2		Class M	508


74V1		Class A	9.34
		Class B	9.34
		Class C	9.35

74V2		Class M	9.34



85B

Additional Information about Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.